Exhibit 10(c)

                               MODIFICATION NO. 2

NASA and NextGen Systems, Incorporated entered into Exclusive License Agreement No. DE-234 on August 4, 1997. By this Agreement, NASA and NextGen Systems, Incorporated modify Exclusive License Agreement DE-234 as follows:

Article II, Sections 2.7 and 2.20 are deleted.

Article II, Section 2.9 is replaced by:

2.9      "FIELD OF USE" means all fields.

Article IV, Section 4.1 is replaced by:

         4.1 This license shall commence as of the date this Agreement is executed by the last party to do so and shall continue until the last LICENSED PATENT and COPYRIGHT expire, unless revoked or terminated in accordance with other provisions of this Agreement. Upon expiration of the last LICENSED PATENT, the license of the COPYRIGHT and the PROGRAM, all provisions pertaining to the COPYRIGHT and the PROGRAM, and all provisions pertaining to the COPYRIGHT and the PROGRAM license contained in this Agreement, shall remain in force. The license of the LICENSED INVENTION shall terminate as of the date of such expiration. Except for those provisions specified within this Agreement to survive termination, all provisions contained within this Agreement pertaining specifically to the license by NASA of or the obligations of NEXTGEN SYSTEMS with respect to, including royalty payments under Article X, the LICENSED INVENTION shall no longer be in effect from the date of such expiration. NASA shall notify NEXTGEN SYSTEMS in writing of such expiration. All outstanding royalties accrued as of the date of such expiration are due within thirty (30) days of such notice.

Article IV, Section 4.2 is replaced by:

         4.2 The license of the LICENSED INVENTION shall terminate if all of the claims of all LICENSED PATENT APPLICATION are ultimately rejected and if the last remaining claim of all LICENSED PATENT, and any continuation, divisional, reissue or Patent and Trademark Office in a reexamination proceeding, and NASA, in its discretion, has exhausted all available appeals Except for those provisions specified in this Agreement to survive termination, all provisions contained in the Agreement pertaining specifically to the license by NASA of or the obligations of NEXTGEN SYSTEMS with respect to, including royalty payments under Article X, the LICENSED INVENTION shall no longer be in effect from the date of termination. NASA shall notify NEXTGEN SYSTEMS in writing of such occurrence. All outstanding royalties accrued at the date of such termination are due within thirty (30) days of such notice. The license of the COPYRIGHT and the PROGRAM, all provisions pertaining to the COPYRIGHT and the PROGRAM, and all provisions pertaining to the COPYRIGHT and the PROGRAM license contained in the Agreement, shall remain in force.

Article IV, Section 4.3 is replaced by:

         4.3 The license of the COPYRIGHT shall terminate if registration of the COPYRIGHT is found to be invalid by a competent court of by the United States Copyright Office, and NASA, in its discretion, has exhausted all available appeals. Except for those provisions specified in the Agreement to survive termination, all provisions contained in this Agreement pertaining specifically to the license by NASA of or the obligations on NEXTGEN SYSTEMS with respect to, including consideration under Article XI, the COPYRIGHT shall no longer be in effect from the date of such termination. NASA shall notify NEXTGEN SYSTEMS in writing of such occurrence. All outstanding consideration accrued at the date of such termination is due within thirty (30) days of such notice. The license of the LICENSED INVENTION, and all provisions pertaining to the LICENSED INVENTION and such LICENSED INVENTION license contained in this Agreement, shall remain in force.

Article X, the following section 10.12 is added:

         10.12 In consideration of the extended exclusivity granted via Modification NO. 2 to this Agreement, NEXTGEN SYSTEMS agrees to pay NASA a royalty of FIVE THOUSAND DOLLARS ($5,000.00) payable upon execution of Modification No. 2. In addition, NEXTGEN SYSTEMS agrees to pay NASA a royalty of TEN THOUSAND DOLLARS ($10,000.00) upon issuance of a first LICENSED PATENT. These royalties are nonrefundable and will not be credited against any royalties which, become due and payable under this Agreement.

Article X, Section 10.8 is replaced by:

         10.8 NEXTGEN SYSTEMS agrees that it shall annually pay to NASA, the TEN PERCENT (10%) royalty of Section 10.2 above for any ROYALTY-BASE PRODUCTS of any and all SUBLICENSEE of NEXTGEN SYSTEMS. In addition to the running royalties of Section 7.2, NEXTGEN SYSTEMS agrees to pay NASA, FIFTY PERCENT (50%) of any consideration, including but not limited to sublicense issue fees, received from SUBLICENSEE in consideration for any sublicense granted for the LICENSED INVENTION. For nonmonetary consideration, including but not limited to equity in the SUBLICENSEE, such FIFTY PERCENT (50%) shall be calculated based on the present market value of such nonmonetary consideration.

Article XXVIII, Section 28.1 is modified to reflect the licensee's (wholly-owned subsidiary's) new address as:

                  Mr. David B. Hunter
                  President/CEO
                  NextGen Systems, Inc.
                  591 Skippack Pike
                  Suite 300
                  Blue Bell, PA 19422

In witness thereof, each party has caused the Agreement to be executed by its duly authorized representative:

National Aeronautics and                       NextGen Systems, Inc.
  Space Administration


By: /s/ Edward A. Frankle                        By: David B. Hunter
    ---------------------                            ---------------
      Edward A. Frankle                              David B. Hunter
      NASA General Counsel                           President/CEO


Date:   9/28/99                                        Date:   9/14/99
    -----------                                             ----------